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                                                                    EXHIBIT (ss)














                           INFORMATION RESOURCES, INC.

                              AMENDED AND RESTATED

                         401(k) RETIREMENT SAVINGS PLAN
                         (AMENDED AS OF AUGUST 17, 2000)

                           INFORMATION RESOURCES, INC.
                              AMENDED AND RESTATED
                         401(k) RETIREMENT SAVINGS PLAN

     This amended and restated agreement (the "Amended and Restated Plan") is made as of this 17th day of August, 2000 by Information Resources, Inc. (hereinafter referred to as "Company").


                                   WITNESSETH:

     WHEREAS, the Company established a 401(k) Retirement Savings Plan and Trust which became effective August 1, 1989 (the "Plan and Trust");

     WHEREAS, the Plan and Trust is for the exclusive benefit of eligible employees (and their beneficiaries) of the Company or any affiliated employer that participates in the Plan and Trust;

     WHEREAS, the Plan and Trust was intended to be qualified under Section 401 et. seq. of the Internal Revenue Code of 1986, as amended (the "Code") and tax exempt under Section 501 of the Code;

     WHEREAS, the Board of Directors of the Company has, since the effective date of the Plan and Trust, adopted various amendments to the Plan and Trust and renamed the Plan and Trust the "Information Resources, Inc. Amended and Restated 401(k) Retirement Savings Plan and Trust"; and

     WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company to now incorporate all previous amendments to the Plan and Trust into one restated document, update the Plan and Trust in accordance with all applicable legislative and regulatory requirements and rename the Plan and Trust the "Information Resources, Inc. Amended and Restated 401(k) Retirement Savings Plan";

     NOW, THEREFORE, BE IT RESOLVED, that the Information Resources, Inc. Amended and Restated 401(k) Retirement Savings Plan is hereby amended and restated.

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                                TABLE OF CONTENTS

ARTICLE   HEADING                                    PAGE
-------   -------                                    ----
I.        DEFINITIONS                                  4

II.       SERVICE                                      9

III.      ELIGIBILITY FOR PARTICIPATION               11

IV.       CONTRIBUTIONS AND FORFEITURES               12

V.        MAXIMUM ANNUAL ADDITIONS                    19

VI.       MAINTENANCE OF PARTICIPANTS' ACCOUNTS       20

VII.      VESTED INTERESTS                            22

VIII.     DISTRIBUTION OF BENEFITS                    24

IX.       INVESTMENT DISCRETION                       27

X.        ADMINISTRATION                              29

XI.       AMENDMENTS AND DISCONTINUANCE               33

XII.      TOP-HEAVY PROVISIONS                        35

XIII.     TRUST PROVISIONS                            37

XIV.      ADOPTION BY SUBSIDIARIES AND AFFILIATES     37

XV.       LOANS                                       37

XVI.      MISCELLANEOUS                               39

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                           INFORMATION RESOURCES, INC.
                              AMENDED AND RESTATED
                         401(k) RETIREMENT SAVINGS PLAN

                                    ARTICLE I

                                   DEFINITIONS

As used in this Amended and Restated Plan, the following terms shall have the meaning hereinafter set forth unless the context shall clearly indicate otherwise.

     1.1 "ACCRUED BENEFIT" as of any date shall mean the combined balances of Participant's 401(k) Account, Matching Contribution Account, and Rollover Contribution Account.

     1.2 "ANNUAL ADDITIONS" to a Participant's accounts for any Plan Year shall mean the sum of the contributions to the Participant's 401(k) Account and Matching Contribution Account for the Plan Year under consideration, including the Participant's share, if any, of forfeitures in accordance with Section 415(c)(2) of the Code.

     1.3 "AUTHORIZED LEAVE OF ABSENCE" shall mean, as to any Employee, an absence authorized by an Employer for non-working time by reason of layoff, pregnancy, jury duty, illness, temporary disability, military service or family leave under the Family and Medical Leave Act of 1993. In granting such Authorized Leaves of Absence, an Employer shall treat similarly situated Employees uniformly.

     1.4 "BENEFICIARY" shall mean any person or persons designated by a Participant in accordance with Section 8.6 to receive any death benefits that may be payable under the Plan. Wherever the rights of Participants are stated or limited herein, their Beneficiaries shall be deemed bound thereby.

     1.5 "CHIEF EXECUTIVE OFFICER" shall mean the Chief Executive Officer of the Company.

     1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

     1.7 "COMMITTEE" shall mean the individuals designated by the Company pursuant to Article X to administer the Plan.

     1.8 "COMPANY" shall mean Information Resources, Inc.

     1.9 "COMPENSATION" shall mean an Employee's total cash compensation as defined in Section 415(c) of the Code, as modified by the safe harbor provisions of Treasury Regulation

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Section 1.414(s)-1(c)(3), and excluding any compensation in excess of $160,000 or such higher amount which may from time to time be prescribed in accordance with regulations issued by the Secretary of the Treasury or his delegate in accordance with Section 401(a)(17) of the Code and subject to the provisions of
Article IV below. If a Participant enters into a Salary Reduction Agreement (as defined in Section 4.2) for a given Plan Year, his compensation for such Plan Year for all purposes of this Plan shall be equal to his compensation without application of any Salary Reduction Agreement. If any amounts are contributed or deferred at the election of a Participant by reason of Section 125 of the Code, his compensation for such Plan Year for all purposes of this Plan shall be equal to his compensation without application of the provisions of Section 125 of the Code.

     1.10 "DATE OF TERMINATION" shall mean the earlier of the following dates:

          (a) the date an Employee quits, is discharged, retires for reasons other than disability, or dies;

          (b) the date which is the first anniversary of the date an Employee is laid off or commences an Authorized Leave of Absence, excluding Military Leave of Absence, if such Employee has not returned to the active employ of an Employer by such anniversary; or

          (c) the date which is the ninety-first (91st) day following the date an Employee separates from military service, if such Employee was on a Military Leave of Absence, and such Employee has not returned to the active employ of an Employer by such date.

     1.11 "DETERMINATION DATE" means, with respect to any Plan Year, the last day of the preceding Plan Year.

     1.12 "DISABLED" OR "DISABILITY" shall mean a physical or mental condition which qualifies an Employee for disability benefits under an Employer's disability plan. Retirement due to disability shall be granted on a uniform basis for all Participants in similar circumstances.

     1.13 "EARLY RETIREMENT DATE" shall mean, as applicable, the date an Employee retires from the active employ of an Employer on or after attaining age fifty-five (55) and receiving credit for at least five (5) years of Vesting Service, or the date that an Employee who has satisfied such five (5) year Vesting Service requirement before separating from service with an Employer (with a nonforfeitable right to an Accrued Benefit), but who separated from service prior to reaching such age requirement, attains age fifty-five (55).

     1.14 "EFFECTIVE DATE" shall mean August 1, 1989.

     1.15 "EMPLOYEE" shall mean any individual currently in the employ of an Employer, including Leased Employees, but excluding any director of an Employer who is not in the employ of such Employer.

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     1.16 "EMPLOYER" shall mean the Company and each affiliate or subsidiary of the Company which adopts this Plan with the consent of the Board of Directors of the Company in accordance with the provisions of Article XIV.

     1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended from time-to-time.

     1.18 "FORMER PARTICIPANT" shall mean a former Employee or Beneficiary who is entitled to receive, is receiving, or has received distributions provided herein.

     1.19 "FUND" shall mean all monies as from time-to-time held by the Trustees.

     1.20 "401(k) ACCOUNT" shall mean an account established by the Company for each Participant to hold the 401(k) Contributions made hereunder on behalf of such Participant and a proportionate share of the net earnings for each Plan Year. The maintenance of separate 401(k) Accounts shall be primarily for accounting purposes and shall not restrict Fund investments.

     1.21 "401(k) CONTRIBUTION" shall mean contributions made by an Employer to the Plan on behalf of a Participant under the terms of a Participant's Salary Reduction Agreement (as defined in Section 4.2).

     1.22 "HIGHLY COMPENSATED EMPLOYEE" means any Employee or former Employee who, at any time during the Plan Year or the preceding Plan Year, is a Highly Compensated Employee as defined in Code Section 414(q), or any successor Code Section(s), and the implementing regulations thereunder, as amended from time to time.

     1.23 "HOUR OF SERVICE" shall mean and be determined on the following basis for all Employees:

          (a) each hour for which he is either directly or indirectly paid or entitled to payment by the Company or an Affiliated Company (as defined in Sections 414(b), 414(c), and 414(o) and the applicable regulations thereunder) for the performance of duties (these hours shall be credited to the period in which the duties are performed); excluding, payments on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws;

          (b) each hour for which he is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company for reasons (such as vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence) other than for the performance of duties (these hours shall be credited to the computation period or periods as determined under the rules set forth in Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference); and

          (c) each hour for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by the Company or an Affiliated Company, except that hours under this paragraph 1.23(c) shall not duplicate hours under paragraph 1.23(a) and (b) (these hours shall be credited for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment was made).

     No more than 501 hours of service shall be credited under subparagraph 1.23(b) to an Employee or Participant on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period) unless the Committee establishes uniform, nondiscriminating rules which provide to the contrary. An Employee or Participant who is on leave due to military duty shall be treated as required by Federal law, provided the Participant returns to an Affiliated Company within the time provided under Federal and State laws following eligibility for discharge, at a rate of 8 hours a day, 40 hours a week during such period of time.

     In case of payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under paragraph 1.23(c), or in the case of an award or agreement is made with respect to a period described in paragraph 1.23(b), the number of Hours of Service to be credited shall be determined on the basis of the rules set forth in Department of Labor Regulations Section 2530.200b-2(b).

     1.24 "KEY EMPLOYEE" means any Participant or Former Participant in the Plan who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is a Key Employee as defined in Code Section 416(i)(1). Upon the death of a Key Employee, the Key Employee's Beneficiary shall be considered a Key Employee.

     1.25 "LEASED EMPLOYEE" shall mean any individual who is not an Employee of an Employer and who has provided services for such Employer on a substantially full time basis for a period of at least a year, and such services are performed under primary direction or control of an Employer; provided, however that any individual determined not to be a leased employee by the Internal Revenue Service prior to August 20, 1996 shall continue to be so classified thereafter. Contributions or benefits provided a leased employee by a leasing organization which are attributable to services performed for the recipient company shall be treated as provided by an Employer.

     1.26 "LIMITATION YEAR" shall mean the Plan Year.

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     1.27 "LOAN ADMINISTRATOR" shall mean the individual designated by the
Committee to administer the Plan's loan program described in Article XV. If at any time and for any reason there ceases to be a Loan Administrator, the term "Loan Administrator" shall mean the Committee until such time as a new Loan Administrator is appointed.

     1.28 "MATCHING CONTRIBUTION ACCOUNT" shall mean an account established by the Company for each Participant to hold the Participant's share of the Matching Contribution for each Plan Year, if any, and a proportionate share of the net earnings for each Plan Year. The maintenance of separate Matching Contribution Accounts shall be primarily for accounting purposes and shall not restrict Fund investments.

     1.29 "MILITARY LEAVE OF ABSENCE" shall mean a leave of absence granted automatically for any period of military service in which an individual's employment rights are protected by any law of the United States governing military service, provided such individual returns to the service of an Employer within ninety (90) days of his or her separation from such military service.

     1.30 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee who is not a Highly Compensated Employee.

     1.31 "NON-KEY EMPLOYEE" shall mean an Employee who is not a Key Employee.

     1.32 "NORMAL RETIREMENT DATE" shall mean the Participant's sixty-fifth
(65th) birthday.

     1.33 "PARTICIPANT" shall mean an Employee of an Employer who becomes a Participant as provided in Article III. Once a Participant becomes eligible for participation in the Plan, he shall continue to be a Participant under the Plan until the date he terminates his employment with an Employer.

     1.34 "PLAN" shall mean the Information Resources, Inc. Amended and Restated 401(k) Retirement Savings Plan as set forth herein or as amended from time to time.

     1.35 "PLAN ADMINISTRATOR" shall mean the Company.

     1.36 "PLAN YEAR" shall mean the twelve-month period commencing on a January 1 and ending on the following December 31.

     1.37 "RETIREMENT DATE" shall mean a Participant's date of retirement on or after his Normal Retirement Date, Early Retirement Date, or retirement due to Disability, whichever is applicable.

     1.38 "ROLLOVER CONTRIBUTION ACCOUNT" shall mean an account established by the Company for each Participant to hold any rollover contributions made to the Plan by or on behalf of the Participant pursuant to Section 6.3, and a proportionate share of net earnings for each Plan Year.

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The maintenance of separate Rollover Contribution Accounts shall primarily be for accounting purposes and shall not restrict Fund investments.

     1.39 "TOP-HEAVY PLAN" means a defined contribution plan where, as of a Determination Date, the aggregate of the accounts of Key Employees under the plan is greater than sixty percent (60%) of the aggregate of the accounts of all Employees under such plan. The calculation of the aggregate of Employees' accounts for both Key and Non-Key Employees shall exclude amounts attributable to (a) deductible Employee contributions (in accordance with Treasury Department regulations Section 1.416-1 T-28 and its successor provisions), and (b) rollover contributions from a plan of an unrelated employer accepted by the Plan.

     1.40 "TRUST" shall mean the funding instrument established and maintained under the Trust Agreement referenced in Article XIII.

     1.41 "TRUSTEES" shall mean the individual, individuals or corporation designated by the Company to hold and administer the Fund, and any successor trustees appointed in accordance with the terms of the Trust.

     1.42 "VALUATION DATE" shall mean at least March 31, June 30, October 31 and December 31 of each Plan Year and may be more frequent (including daily), at the discretion of the Company, applied consistently.


                                   ARTICLE II

                                     SERVICE

     2.1 ONE-YEAR PERIOD OF SEVERANCE. An Employee shall suffer a One-Year Period of Severance during any 12-consecutive-month period beginning on the severance from service date and ending on the first anniversary of that date, provided that within this period the Employee does not perform an Hour of Service during such period of severance. The severance from service date is the earlier of the date the employee quits, retires, is discharged, or dies or the first anniversary of the first day of a period of absence from service for any reason other than quitting, retiring, discharge or death.

     Notwithstanding anything contained in this Section 2.1 to the contrary, an Employee shall not incur the first One-Year Period of Severance that would otherwise be counted if said period is attributable to an Authorized Leave of Absence for reasons of (a) the pregnancy of the Participant, (b) the birth of a child to the Participant or the Participant's spouse, (c) the placement of a child with the Participant, or (d) caring for a child immediately following birth or placement in connection with adoption.

     2.2 PARTICIPATION SERVICE. Participation Service shall mean employment for which an Employee receives credit for purposes of determining his eligibility for participation in the Plan. One

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year of Participation Service shall be granted if, during the initial twelve-month period commencing with an Employee's date of employment, he or she is credited with at least one thousand (1,000) Hours of Service. If an Employee is not credited with at least one thousand (1,000) Hours of Service during this initial twelve-month period, one year of Participation Service shall be granted for the first Plan Year, commencing with the Plan Year immediately following an Employee's date of hire, during which the Employee is credited with at least one thousand (1,000) Hours of Service. Thirty days of Participation Service shall be granted for the first calendar month that an employee is credited with at least eighty-three (83) Hours of Service.

     For purposes hereunder, employment with any corporation, trade, or business which is a member of a controlled group of corporations or under common control (as defined in Code Sections 1563(a) and), or is a member of an affiliated service group (as defined in Code Section 414(m)) and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o) shall be recognized.

     In case of subsidiaries or affiliates which adopt this Plan in accordance with Section 1.8, the Board of Directors of the Company, in its sole discretion, at the time of adoption by the subsidiary or affiliate, shall determine the date from which Participation Service is to be credited.

     2.3 VESTING SERVICE. Vesting Service shall mean employment for which an Employee receives credit for purposes of determining his eligibility to receive early retirement or vested benefits hereunder. Prior to July 1, 1996, an Employee shall receive one year of Vesting Service for each calendar year in which he is credited with 1,000 or more Hours of Service. Notwithstanding the above, no Vesting Service shall be credited for calendar years prior to 1984.

     Effective July 1, 1996, for purposes of determining a Participant's Vesting Service, the Plan shall apply the "elapsed time" method of crediting Vesting Service, based upon the Participant's date of hire and as such method is described in Department of Labor Regulations Section 2530.200b-9. In accordance therewith, all Participants shall thereupon receive vested credit in a manner that is consistent with Paragraph (f) of Department of Labor Regulations Section 2530.200b-9; provided that, a Participant shall be credited with no fewer years of Vesting Service as of July 1, 1996 than he had been credited with under the Plan as of June 30, 1996.

     In the event an Employee suffers a One-Year Period of Severance prior to having a nonforfeitable interest in his Matching Contribution Account, as determined in accordance with the provisions of Section 7.2, his Vesting Service shall be forfeited if the Employee suffers the greater of (a) five (5) consecutive One-Year Periods of Severance and (b) the number of consecutive One-Year Periods of Severance if equal to or in excess of his Vesting Service.

     For purposes hereunder, employment with any corporation, trade, or business which is a member of a controlled group of corporations or under common control (as defined in Code Section 1563(a) and Section 414), or is a member of an affiliated service group (as defined in Code Section 414(m)) shall be recognized.

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     In the case of subsidiaries or affiliates which adopt this Plan in accordance with Article XIV, the Board of Directors of the Company, in its sole discretion, shall determine the date from which Vesting Service is to be credited.

     2.4 PREDECESSOR COMPANY SERVICE. Notwithstanding anything herein to the contrary, an Employee who was an employee of a predecessor company shall receive credit for employment and Vesting Service hereunder for his service with the predecessor company, provided, however, that where this Plan is not an amendment, restatement or continuation of the plan of the predecessor company, service credit may be limited to the extent permitted under regulations to Code
Section 414.


                                   ARTICLE III

                          ELIGIBILITY FOR PARTICIPATION

     3.1 ELIGIBILITY

          (1) A Full-Time Employee of an Employer shall become a Participant on the first day of the month coincident with or following the later of (1) the date on which the Full-Time Employee attains age twenty-one (21) and (2) the date on which the Full-Time Employee is hired by such Employer, provided that the Full-Time Employee remains in the employ of an Employer as a Full-time Employee on the first day of such month. For purposes of this Section 3.1, a Full-Time Employee is an Employee that is treated by an Employer as working for such Employer at least 40 hours per week.

          (2) A Part-Time Employee of an Employer shall become a Participant on the first day of the month coincident with or following the later of (1) the date on which the Part-Time Employee attains age twenty-one (21) and (2) the date on which the Part-Time Employee completes 1,000 Hours of Service with the Employer, provided that the Part-Time Employee remains in the employ of the Employer on the first day of such month. For purposes of this Section 3.1, a Part-Time Employee is an Employee that is treated by an Employer as working for such Employer less than 40 hours per week.

     3.2 PARTICIPATION UPON REEMPLOYMENT. In the event a Participant terminates his employment and is subsequently reemployed as an Employee, he shall resume participation on the first day of the month coincident with or following his date of reemployment.

                                   ARTICLE IV

                          CONTRIBUTIONS AND FORFEITURES

     4.1 401(k) CONTRIBUTION. For each Plan year, the appropriate Employer shall contribute to the Plan an amount equal to the total amount of contributions which such Employer has agreed to make pursuant to Participants' Salary Reduction Agreements, subject to the limitations in Article V.

     4.2 SALARY REDUCTION AGREEMENT. Subject to the provisions stated herein, a Participant may enter into a written Salary Reduction Agreement with the Company. The terms of such Agreement shall provide that the Participant agrees to accept a reduction in Compensation from the Company or appropriate Employer based on multiples of one percent (1%) of his Compensation per payroll period in an amount which is at least two percent (2%) and does not exceed fifteen percent (15%). This reduction in compensation shall not exceed the amount which may from time-to-time be prescribed in accordance with regulations issued by the Secretary of the Treasury or his delegate. In consideration of such Salary Reduction Agreement, the Company or appropriate Employer shall make a 401(k) Contribution to the Participant's 401(k) Account on behalf of such Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation was reduced during the Plan Year. The Salary Reduction Agreement and other such forms as may be required hereunder shall be filed at the time and in the manner specified by the Committee.

     The Committee shall be the agent of the Company or appropriate Employer for the purpose of executing, amending or revoking Salary Reduction Agreements, and for giving or receiving notices as provided herein. All Salary Reduction Agreements shall be governed by the following:

          (a) A Salary Reduction Agreement shall apply to each payroll period during which it is on file with the Committee until terminated, amended, or revoked as provided herein. Each Salary Reduction Agreement shall be deemed to be renewed on each January 1 unless the Company, appropriate Employer or Participant shall give not less than thirty (30) days advance written notice of termination.

          (b) Salary Reduction Agreements, or any changes thereto, revocations or reinstatements thereof, shall be effective as of the first day of any month, provided the Participant submits an appropriate authorization and notice to the Company or appropriate Employer prior to such month, on a form or in the manner prescribed by the Plan Administrator. The Plan Administrator may establish additional rules regarding the timing and frequency of a change in the amount of salary reductions, provided such policy is applied uniformly to all Participants.

          (c) The Company may amend or revoke its Salary Reduction Agreement with any Participant at any time if the Company determines that such revocation or amendment is necessary to insure that a Participant's Annual Additions for any Plan Year will not exceed the limitations of Article V or to insure that the discrimination tests are met for such Plan Year, provided that no such amendment shall increase the salary reduction percentage specified in a Participant's Salary Reduction Agreement. Any such amendment, revocation or reinstatement shall be done in a manner which shall not discriminate in favor of officers, shareholders, directors or other highly compensated Participants.

          (d) A Participant who suspends 401(k) Contributions on account of a hardship withdrawal pursuant to Section 4.7 shall not be eligible to resume 401(k) Contributions until the time specified in
               Section 4.7(b)(iii).

          (e) The Committee may make such reasonable rules as it shall deem desirable to reduce undue clerical and administrative time and expense in connection with filing or amending Salary Reduction Agreements.

          (f) The Plan is to be interpreted and applied in a manner that satisfies the requirements of Section 401(k) of the Code, including Section 401(k)(3) thereof, and the regulations promulgated thereunder, as amended from time to time, and all provisions of the Plan shall be construed and applied in accordance with such requirements. In the event the Plan shall fail in the Committee's reasonable judgment to meet the nondiscrimination tests for 401(k) Contributions of Section 401(k) of the Code for any Plan Year, the Committee may, during the two and a half (2 1/2) month period following the close of the Plan Year, return all or any portion of such salary reduction amounts (including income allocable thereto for the Plan Year) to the Highly Compensated Employees, in accordance with the nondiscrimination test and corrective provisions of Section 401(k) and the regulations promulgated thereunder, as amended from time to time, including but not limited to Treasury Regulations Sections 1.401(k)-1 (g)(1)(ii), 1.401(k)-1(f)(2),
               1.401(k)-1 (f)(5)(i) and 1.401(k)-1-(f)(5)(ii); provided,
               however, that to the extent not inconsistent with the foregoing, any such excess contributions shall be distributed first from 401(k) Contributions in excess of 6% of the Participant's Compensation.

               For purposes of this subsection (f), in order to meet the nondiscrimination tests for 401(k) Contributions, one of the following tests must be satisfied:

               (i) The average percentage of compensation contributed by the Company or appropriate Employer to the Plan attributable to 401(k)

                    Contributions on behalf of the eligible Highly Compensated Employees for the current Plan Year may not exceed one hundred twenty-five percent (125%) of the average percentage of compensation contributed by the Company or appropriate Employer to the Plan attributable to 401(k) Contributions on behalf of the eligible Non-Highly Compensated Employees for the prior Plan Year; or

               (ii) The average percentage of compensation contributed by the
                    Company or appropriate Employer to the Plan attributable to 401(k) Contributions on behalf of the Highly Compensated Employees for the current Plan Year may not exceed the average percentage of compensation contributed by the Company or appropriate Employer to the Plan attributable to 401(k) Contributions on behalf of the eligible Non-Highly Compensated Employees for the prior Plan Year, plus two percent (2%), up to a maximum of two hundred percent (200%) of such average percentage on behalf of the eligible Non-Highly Compensated Employees for the prior Plan Year.

               For purposes of the foregoing tests, and in accordance with Code Sections 401(k)(9) and 414(s), "compensation" shall be defined in accordance with Code Sections 401(k)(9) and 414(s) and the regulations promulgated thereunder, specifically including Treasury Regulations Section 1.414(s)-1, as the same may be amended from time to time.

          (g) In the event the Company's or appropriate Employer's tax deduction shall be denied for any 401(k) Contribution, then all Salary Reduction Agreements shall be deemed retroactively amended pursuant to subsection (c) above, and upon the Company's or appropriate Employer's recovery of the amount disallowed (as provided in Section 4.8), the amount so recovered shall be allocated among Participants in accordance with such amended Salary Reduction Agreements and paid to such Participants as Compensation.

          (h) In the event the 401(k) Contribution made on behalf of a Participant for any Plan Year shall exceed $10,000 (or such other amount as may be prescribed in accordance with Code Section 402(g) and regulations promulgated thereunder), the Committee may, no later than April 15 after the close of the applicable Plan Year, return the amount of the excess. Such amounts returned to the affected Participants shall be deemed Compensation to the Participants in the year to which the deferral applied, and the Salary Reduction Agreements of all affected Participants shall be deemed retroactively amended.

     4.3 AFTER-TAX EMPLOYEE CONTRIBUTIONS. No after-tax employee contributions are required or permitted under the terms of this Plan.

     4.4 MATCHING CONTRIBUTIONS. The Committee shall have the option, in its sole discretion, to determine the amount, if any, of Matching Contributions to be made to the Plan for each Plan Year. Any such Matching Contribution as the Committee may designate shall be a percentage of the total amount the Participant defers for a Plan Year; provided that such amount that may be considered for the Matching Contribution shall not exceed six percent (6%) of Participant Plan Year Compensation. Any such Matching Contribution shall be allocated to each applicable Participant's Matching Contribution Account in accordance with procedures established by the Committee. Such procedures are hereby incorporated herein by reference.

     4.5 CONTRIBUTIONS. The Matching Contributions under Section 4.4 shall be made monthly on any date or dates selected by the Company; provided, however, that the total annual contribution for each Plan Year shall be paid on or before the date on which the Company's or appropriate Employer's federal income tax return is due, including any extensions of time obtained for the filing of the return. The 401(k) Contributions shall be made as of the end of each Participant's payroll period provided, however, that in no event shall any 401(k) contribution for a Plan Year be paid on or after the fifteenth (15th) business day of the month immediately following the month in which the 401(k) Contributions would otherwise have been payable to the Participant in cash.

     Notwithstanding anything herein to the contrary, the sum of the 401(k) Contributions and Matching Contributions for any Plan year shall not exceed an amount equal to fifteen percent (15 %) of Compensation otherwise paid or accrued to all Participants for the Plan Year under consideration.

     The Plan is to be interpreted and applied in a manner that satisfies the requirements of Section 401(m) of the Code, including Section 401(m)(2) thereof, and the regulations promulgated thereunder, as amended from time to time, and all provisions of the Plan shall be construed and applied in accordance with such requirements. In the event the Plan shall fail in the Committee's reasonable judgment to meet the nondiscrimination tests for Matching Contributions or other contributions of Section 401(m) of the Code for any Plan Year, the Committee may, before the close of the following Plan Year, cause the amount of the excess aggregate contributions by Highly Compensated Employees (including the income allocable thereto) for such Plan Year to be distributed or, if forfeitable, forfeited, to such Highly Compensated Employees in accordance with the requirements of Section 401(m) and the regulations thereunder. The amount of such excess aggregate contributions shall be determined in accordance with the requirements of Section 401(m)(6) of the Code and the regulations promulgated thereunder.

     For purposes of this Section 4.5, in order to meet the nondiscrimination tests for Matching Contributions, one of the following tests must be satisfied:

          (i) The average contribution percentage on behalf of the eligible Highly Compensated Employees for the current Plan Year may not exceed one hundred twenty-five percent (125 %) of the average contribution percentage on behalf of the eligible Non-Highly Compensated Employees for the prior Plan Year.

          (ii) The average contribution percentage on behalf of the eligible Highly Compensated Employees for the current Plan Year may not exceed the average contribution percentage on behalf of the eligible Non-Highly Compensated Employees, plus two percent (2%), up to a maximum of two hundred percent (200%) of such average contribution percentage on behalf of the eligible Non-Highly Compensated Employees for the prior Plan Year.

Average contribution percentage for purposes of the above tests is the average of the ratios (calculated separately for each Employee who is an "eligible employee" within the meaning of Code Section 401(m)(5)) of (i) the Matching Contributions paid under the Plan on behalf of each such Employee for the respective Plan Year and (ii) such Employee's compensation for the respective Plan Year, computed in accordance with Code Section 401(m) and regulations promulgated thereunder.

     Optional Use of Matching Contributions to Comply With 401(k) Nondiscrimination Test. The Company may, if it so elects, include Matching Contributions, if any, as employer contributions for purposes of compliance with the nondiscrimination test specified in Section 4.2(f) of this Plan, provided that it does so in accordance with the requirements of Code Section 401(k)(3)(D) and regulations promulgated thereunder, including but not limited to Treas. Reg. Sections 1.401(k)-l(g)(13) and 1.401(k)-l(b)(5). In the event the Company makes such an election, to the extent so used, such Matching Contributions shall not additionally be taken into account under the nondiscrimination test of Code
Section 401(m) for such year, in accordance with Code Section 401(m)(3). As required to prevent the occurrence of a "multiple use of limitations" prohibited by Code Section 401(m)(9), the Company shall calculate the actual deferral percentage of those Highly Compensated Employees eligible to make both 401(k) and 401(m) contributions in the manner described in, and in accordance with the requirements of, Treasury Regulations Sections 1.401(k)-l(f)(2), 1.401(m)-2(c)(1) and 1.401(m)-2(c)(3), as the same may be amended from time to time.

     4.6 FORFEITURES. If upon termination of employment, a Participant's vested interest in his Matching Contribution Account is less than one hundred percent (100%), a "forfeiture" shall occur as of the end of the Plan Year in which the Participant's termination of employment occurs or a distribution under the Plan is received, whichever is later. The forfeiture shall equal the portion of the Participant's Matching Contribution Account in which the Participant is not vested as of his Date of Termination.

     Notwithstanding anything herein to the contrary, reference to a Matching Contribution under the Plan for any Plan Year shall mean the portion of the forfeitures so applied to reduce the total amount the Company or appropriate Employer may otherwise contribute for that Plan Year.

     4.7 WITHDRAWALS. A Participant may elect in writing (or in such other form as may be permitted from time to time by the Plan Administrator) to withdraw any amount (but not less than $500) from his 401(k) Account or Rollover Contribution Account at any time subject to the following conditions:

     (a) The distribution from a Participant's 401(k) Account or Rollover Contribution Account shall not commence prior to his death, Disability, attainment of age fifty-nine (59 l/2) or termination of employment, except upon his demonstration of financial hardship. A distribution based upon financial hardship may be made only if the Participant has an immediate and heavy financial need, and cannot exceed the amount required to satisfy such financial need, which may not be satisfied from other resources reasonably available to the Participant. A Participant shall be deemed to have an immediate and heavy financial need if the distribution is on account of:

          (i) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Code Section 152);

          (ii) The purchase (excluding mortgage payments) of a principal residence of the Participant;

          (iii) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

          (iv) Any other emergency that the Plan Administrator, pursuant to a uniform and nondiscriminatory policy and in accordance with guidelines issued by the Internal Revenue Service, deems a bona fide financial emergency.

     (b) A distribution shall be considered necessary to satisfy an immediate and heavy financial need if:

          (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

          (ii) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company; and

          (iii) The Participant does not make elective deferrals or employee contributions under any plan maintained by the Company for a twelve (12) month period following the date of receipt of the hardship distribution, nor does he make elective deferrals under any plan maintained by the Company for the taxable year immediately following the taxable year of the hardship distribution in excess of the limitation imposed by Section 402(g) of the Code for such next taxable year, less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

     (c) The Participant must request a hardship withdrawal in writing on a form provided by the Plan Administrator, or in such other form or manner as the Plan Administrator may from time to time determine. The Plan Administrator shall specify any supporting data required and shall follow a uniform, nondiscriminatory policy in determining the eligibility form, and timing of, hardship withdrawal.

     (d) A Participant shall be entitled to a hardship withdrawal pursuant to this Section 4.7 from that portion of his 401(k) Account that represents his 401(k) Contributions, but not on that portion that represents any earnings credited on such account.

4.8 RETURN OF CONTRIBUTIONS. It shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants or Former Participants and their Beneficiaries under the Plan for any part of the corpus or income to be used for, or diverted to, purposes other than (a) the exclusive benefit of Participants and Former Participants or the Beneficiaries, or (b) defraying reasonable expenses of administering the Plan and Fund to the extent such expenses are not paid by the Company, provided that:

     (a) if the Plan is denied either initial qualification or qualification due to an amendment under Section 401(a) of the Code, any contribution conditioned upon the continued qualification of the Plan shall be returned to the Company or appropriate Employer within one (1) year of the denial of qualification;

     (b)  if, and to the extent, a tax deduction for a contribution under
          Section 404 of the Code is disallowed, contributions conditioned upon deductibility shall be returned to the Company or appropriate Employer within one (1) year after the disallowance of the deduction; and

     (c) if, and to the extent, a contribution is made through a mistake of fact, such Company contribution shall be returned to the Company or appropriate Employer within one (1) year of the payment of the contribution.

4.9 UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994 contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                    ARTICLE V

                            MAXIMUM ANNUAL ADDITIONS

     5.1 MAXIMUM LIMITATIONS. Notwithstanding any other provisions of this Plan, the Annual Additions to a Participant's accounts for any Limitation Year shall not exceed the lesser of:

          (a) $30,000, as adjusted under Code Section 415(d) or a successor Code Section, and the regulations thereunder; or

          (b) 25% of such Participant's Code Section 415(c)(3) compensation received during the Limitation Year under consideration.

     5.2 DEFINED BENEFIT PLAN FRACTION. For any Plan Year, the numerator of the defined benefit plan fraction is the projected annual benefit of a Participant under any defined benefit plan maintained by the Company, determined as of the end of the Plan Year, and the denominator of the defined benefit plan fraction is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such year, or (b) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to such Participant under the plan for such year. For any Plan Year in which a defined benefit plan maintained by the Company is Top-Heavy, the 1.25 in (a) above shall be replaced by 1.0.

     5.3 DEFINED CONTRIBUTION PLAN FRACTION. For any Plan Year, the numerator of the defined contribution plan fraction is the sum of the Annual Additions to a Participant's account for the Plan Year under consideration and all prior Plan Years, and the denominator of the defined contribution plan fraction is the sum of the lesser of the following amounts determined for the current Plan Year and for each prior year: (a) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such year or (b) the product of
1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) (or subsection (c)(7) or (8), if applicable) with respect to such Participant under the Plan for such year. For any Plan Year in which the Plan is a Top-Heavy Plan, the 1.25 in (a) above shall be replaced by 1.0.

     5.4 COMBINED PLAN LIMITATION. For all applicable Limitation Years, in the event any Participant under this Plan is also a Participant under a defined benefit plan maintained by the Company, the Annual Additions to a Participant's accounts for any Plan Year shall not cause the sum of the Participant's Defined Benefit Plan Fraction for such Plan Year and his Defined Contribution Plan Fraction for such Plan Year to exceed 1.0. If the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall exceed 1.0 in any such Plan Year, the numerator of the Defined Benefit Plan Fraction shall be adjusted so that the sum of both fractions shall not exceed 1.0 for such year.

     5.5 EXCESS ADDITIONS. In the event it is determined that the Annual Additions to a Participant's accounts for any Plan Year would be in excess of the limitations described in Section

5.1 herein, such Annual Additions for the Plan Year shall be reduced to the extent necessary to bring the Annual Additions for such Plan Year within such limitations in the following order of precedence:

          (a) Reduction of the Participant's allocable share of the Matching Contribution to his Matching Contribution Account for the Plan Year; and

          (b) Reduction of such Participant's share of the 401(k) Contribution pursuant to his Salary Reduction Agreement for the Plan Year, and such reduction shall be deemed to be an amendment to the Participant's Salary Reduction Agreement as provided in Section 4.2.

     5.6 AMOUNT OF REDUCTION. If, and to the extent that the Annual Additions to a Participant's Accounts is reduced in accordance with the provisions of Section 5.5(a) above, the amount of such reduction shall, subject to the limitations in Sections 5.1 and 5.4, be allocated among the respective Accounts respectively of all remaining Participants in the proportion that the Compensation of a Participant bears to the total Compensation of all Participants, excluding those affected by the limitations in Sections 5.1 and 5.4.


                                   ARTICLE VI

                      MAINTENANCE OF PARTICIPANTS' ACCOUNTS

     6.1 ALLOCATION PROCEDURE. As of each Valuation Date, the Company shall adjust the individual accounts of each Participant and Former Participant, as follows, in the order indicated:

          (a) Each Participant's and Former Participant's 401(k) Account, Matching Contribution Account and Rollover Contribution Account shall be reduced by any payments received from such account since the prior Valuation Date.

          (b) Subject to the provisions of Sections 5.1 and 5.4, each Participant's 401(k) Account shall be increased on each Valuation Date by the amount of 401(k) Contributions made by the Company or appropriate Employer on behalf of the Participant for the period from the prior Valuation Date to the current Valuation Date under the terms of the Participant's Salary Reduction Agreement.

          (c) Subject to the provisions of Sections 5.1 and 5.4, each Participant's Matching Contribution Account shall be increased on each Valuation Date by the amount of Matching Contributions made on behalf of the Participant for the period from the prior Valuation Date to the current Valuation Date.

          (d) Each Valuation Date, pursuant to Section 9.1(e), the value in each Participant's accounts (including undistributed balances of Former Participant's accounts and including the adjustments in subsections (a), (b), and (c) above but excluding Loan Accounts under Section 15.2), shall be proportionately increased or decreased so that the total of all such accounts shall equal the total assets of the Fund at fair market value as of the current Valuation Date. In determining the assets of the Fund, one half (1/2) of the Matching Contributions and one half (1/2) of the 401(k) Contributions with respect to the current Valuation Date shall be deducted.

     Notwithstanding anything herein to the contrary, in the event the Trustees are able to accurately record investment gains and losses of Participant's accounts due to segregated investments or otherwise, such records shall be used in lieu of the allocation method set forth in subsection (d) above. In all other circumstances, the method established in subsection (d) above shall be followed.

     6.2 LATE RETIREMENT. In the event a Participant remains in the active employ of an Employer beyond the Plan Year in which occurs his Normal Retirement Date, the Participant shall be entitled to continue his participation in the Plan in all respects as if he had not yet reached his Normal Retirement Date.

     6.3 ROLLOVERS

          (a) Requirements for Rollover Contributions. If an Employee receives, either before or after becoming a Participant, an eligible rollover distribution from a qualified trust or a qualified annuity plan within the meaning of Section 402(c) or Section 403(a) of the Code, then such Employee may contribute to the Plan an amount which does not exceed the portion of such eligible rollover distribution that would be includible in the gross income of the Employee but for the application of Section 402(c)(1) or Section 403(a)(4) of the Code. If an Employee receives, either before or after becoming a Participant, a distribution or distributions from an individual retirement account, an individual retirement annuity or a simplified employee pension within the meaning of Section 408 of the Code, then such Employee may contribute to the Plan an amount which does not exceed the portion of such distribution or distributions that would be treated as a rollover contribution within the meaning of Section 408(d)(3) of the Code.

          (b) Delivery of Rollover Contributions. Any rollover contribution pursuant to this Section shall be delivered by the Employee to the Trustees on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law. Any such contributions must be accompanied by (i) a statement of the Employee that to the best of his knowledge the amount so transferred meets the conditions specified in this Section, (ii) a copy of such documents as may have been received by the Employee advising him of the amount of and the character of such distribution, and (iii) if the Employee is not a Participant, an investment election under Section 9.1. Notwithstanding the foregoing, the Trustees shall not accept a rollover contribution if in its judgment, accepting such contribution would cause the Plan to violate any provision of the Code or regulations, or if such contribution would cause the qualified joint and survivor annuity rules of Section 401(a)(11) of the Code to take effect hereunder.


                                   ARTICLE VII

                                VESTED INTERESTS


     7.1 401(k) ACCOUNT AND ROLLOVER CONTRIBUTION ACCOUNT VESTING. The amounts credited to a Participant's 401(k) Account and Rollover Contribution Account shall be fully vested and nonforfeitable at all times.

     7.2 VESTING OF MATCHING CONTRIBUTION ACCOUNT. A Participant's matching Contribution Account shall become vested and nonforfeitable under the following circumstances, and to the extent indicated:

          (a) In the event of the Participant's retirement (i) on or after his Normal Retirement Date, (ii) on or after his Early Retirement Date, or (iii) due to Disability, his vested interest shall be 100% of his individual Matching Contribution Account. Notwithstanding anything herein to the contrary, a Participant shall be one hundred percent (100%) vested in his individual Matching Contribution Account upon reaching his Normal Retirement Date.

          (b) In the event of the Participant's death, his vested interest shall be 100% of his individual Matching Contribution Account.

          (c) In the event a Participant terminates employment prior to becoming eligible for retirement as set forth in subsection (a) or for reasons other than death, his vested interest in his Matching Contribution Account shall be determined from the following table:

               Years of
               Vesting Service           Vesting Percentage
               --------------------------------------------
               Less than 3                 0%
               3 but less than 4          50%
               4 but less than 5          75%
               5 or more                 100%

               ; provided, however, that a Participant who has 2 but less than 3 years of Vesting Service on March 1, 1997 shall retain a 10% vesting percentage in his or her Matching Contribution Account until such time as such Participant has 3 years of Vesting Service, at which time such Participant's Vesting Service shall be determined in accordance with the vesting schedule contained in this Section 7.2(c), as amended.

          (d) Effective July 1, 1996, for purposes of determining a Participant's vested interest in accordance with this Paragraph 7.2, the Plan shall apply the "elapsed time" method of crediting Vesting Service, based upon the Participant's date of hire and as such method is described in Department of Labor Regulations
               Section 2530.200b-9. In accordance therewith, all Participants shall thereupon receive vested credit in a manner that is consistent with Paragraph (f) of Department of Labor Regulations
               Section 2530.200b-9; provided that, a Participant shall be credited with no fewer years of Vesting Service as of July 1, 1996 than he had been credited with under the Plan as of June 30, 1996.

          (e) As required under Section 2(j)(ii) of that certain Group Hire Agreement by and between Information Resources, Inc. (the "Company") and Mosaic InfoForce, L.P. as to the transfer and hire of certain employees of the Company by Mosaic InfoForce, L.P., the benefits payable under the Plan to any Participant who becomes employed by Mosaic InfoForce, L.P. on the date the transactions contemplated by the Group Hire Agreement and the agreements referenced therein are consummated (a "Transferred Participant") shall be fully vested and nonforfeitable, effective as of the date such Transferred Participant commences employment with Mosaic InfoForce, L.P. No Transferred Participant shall accrue additional benefits under the Plan after the date such Transferred Participant commences employment with Mosaic InfoForce, L.P. or, if later, the date of such Transferred Participant's termination of employment with the Company.

     7.3 REEMPLOYMENT. In the event (a) a Participant terminates his employment for any reason other than retirement or death, (b) the Participant has less than a 100% vested interest in his Matching Contribution Account on his Date of Termination, and (c) such Participant is subsequently reemployed after having suffered the greater of (i) five (5) consecutive One-Year Periods of Severance or (ii) the number of consecutive One-Year Periods of Severance if equal to or in excess of his Vesting Service, the Participant's Matching Contribution Account shall remain fixed except for any net earnings which may be allocated to such account in accordance with the provisions of
Section 6.1 (c). Upon reemployment, the Company shall set up a new Matching Contribution Account for the reemployed Participant, primarily for accounting purposes, such that any additional Vesting Service that the Participant is credited with on account of his reemployment shall cause his vested interest to increase from his vested interest prior to reemployment, but such vested interest shall only apply to the Participant's new Matching Contribution.

     7.4 RESTORATION OF FORFEITURES. In the event a Participant who has terminated employment resumes employment covered under the Plan prior to incurring five (5) consecutive One-Year Periods of Severance, any forfeiture from his Matching Contribution Account shall be restored and shall be credited to his Matching Contribution Account as of the end of the Plan Year in which he resumes employment, to be held and thereafter applied to provide benefits in accordance with the provisions of the Plan, provided if such Participant has already received a distribution in accordance with Article VIII, the provisions of Section 8.8 are met.

     Any forfeiture so restored shall be deducted from the forfeitures otherwise available for the Plan Year in which such restoration is made, or to the extent such forfeitures are insufficient, shall be paid to the Fund by the Company or appropriate Employer. See Article VIII, Section 8.12, for rules regarding reemployment of a Participant.


                                  ARTICLE VIII

                            DISTRIBUTION OF BENEFITS

     8.1 RETIREMENT. Subject to the provisions of Section 8.7, in the event a Participant becomes entitled to benefits because of his retirement on or after his Normal Retirement Date or on or after his Early Retirement Date, benefit payments shall commence as soon as administratively possible following the actual date of retirement; provided, that with respect to an early retirement benefit, the Participant has made a claim for benefits to the Company in accordance with Treasury Regulation Section l.401(a)-14(c)(1)(ii). Benefit payments shall be based on the value of the Participant's vested amount (determined under Article VII hereof) in his or her Matching Contribution Account, 401(k) Account, and Rollover Contribution Account, if any, determined as of the Valuation Date immediately preceding the benefit commencement date hereunder.

     8.2 DEATH. In the event a Participant dies in the active employ of an Employer prior to receiving his nonforfeitable rights hereunder, benefit payments shall commence as soon as administratively possible following the Participant's actual date of death. Benefit payments shall be based on the value of the Participant's Matching Contribution Account, 401(k) Account, and Rollover Contribution Account, if any, determined as of the Valuation Date immediately preceding the benefit commencement date hereunder.

     8.3 DISABILITY. Subject to provisions of Section 8.7, in the event a Participant becomes eligible for disability benefits under an Employer-sponsored insured long-term disability plan, benefit payments shall commence as soon as administratively possible following the actual date of disability. However, if such disability plan benefits would be reduced by the benefits payable from this Plan, the payment of his accounts can be deferred until the earlier of the end of the Plan Year during which a member attains age 65 or the date as of which the insured disability benefits cease.

     Benefit payments shall be based on the value of the Participant's Matching Contribution Account, 401(k) Account, and Rollover Contribution Account, if any, determined as of the Valuation Date immediately preceding the benefit commencement date hereunder.

     8.4 TERMINATION. In the event a Participant's employment terminates for reasons other than retirement, Disability, or death, payments shall commence as soon as administratively possible following the actual Date of Termination; provided that the Participant has made a claim for immediate benefit payment to the Company in accordance with procedures established by the Plan Administrator. Benefit payments shall be based on the value of the Participant's 401(k) Account, Matching Contribution Account, and Rollover Contribution Account, if any, determined as of the Valuation Date immediately preceding the date of distribution.

     8.5 MANNER OF DISTRIBUTION. Distribution of any Participant's share in the Fund shall be made to the person or persons entitled to such distribution by payment in a lump sum, unless the distribution is made to an eligible retirement plan in accordance with Section 8.10 hereof.

     8.6 BENEFICIARY. Each Participant shall designate one or more persons to receive any distribution payable upon the death of the Participant by filing such designation in writing with the Committee. The Participant has the right to change and successively change his designated Beneficiary. In no event, however, shall such designation or change of Beneficiary be valid unless the Participant's spouse, if any, consents in writing to the designation, or change in designation, of a Beneficiary or Beneficiaries. If the Participant has filed no designation, the death benefits shall be paid to the Participant's spouse, if any. If the Participant has filed no designation and there is no spouse, or if such person or persons so designated shall have predeceased the Participant, the death benefits shall be paid to the Participant's duly appointed and qualified executor or administrator, or if no executor or administrator is appointed and qualified, within sixty (60) days following receipt by the Committee of notice of the death of the Participant, such death benefits may be paid, as the Committee in its sole discretion may determine, to or among any one or more of the following: the spouse, issue of the Participant, or any person or persons found by the Committee to be equitably entitled thereto by reason of having paid or incurred expenses on account of the funeral or the last illness of the Participant.

     8.7 REQUIRED DISTRIBUTION DATES. In no event shall any distributions hereunder be made later than sixty (60) days after the close of the Plan Year in which occurs the Participant's Normal

Retirement Date, or, if later, his actual retirement. Notwithstanding the above, distributions hereunder shall be made no later than the later of the April 1 after the close of the Plan Year in which the Participant attains age seventy and one half (70 1/2) or retires; provided, however, that distributions to a five percent (5%) or greater owner must commence by the April 1 of the Plan Year following the Plan Year in which the Participant attains age seventy and one half (70 1/2), regardless of whether or not the Participant actually retires. A Participant who attained age seventy and one half (70 1/2) prior to 1997, but who did not retire before January 1, 1997 may elect to stop distributions at any time until he or she retires.

     If any distribution is made hereunder to a Participant prior to age fifty-nine and one half (59 1/2), the Participant may be subject to a ten percent (10%) tax based on the amount of contributions allocated to him.

     8.8 FACILITY OF PAYMENT. If the Committee shall be of the opinion, from information deemed by it to be reliable, that a person entitled to distributions hereunder is unable for any reason to attend to his affairs, the Committee may direct that benefits due shall be withheld until a guardian for such person has been duly appointed and that such benefits be paid only to such guardian; or, in the alternative, the Committee may direct that such benefits be paid to any relative by blood or connection by marriage of the person appearing to the Committee to be equitably entitled to same or best qualified to apply same to the comfort, maintenance, and support of such person. The Committee's decision on such matters shall be conclusive and binding on all persons and parties in interest.

     8.9 CASH-OUT. Subject to the provisions of Section 8.7, the Plan may not make a distribution to a Participant if the value of the Participant's account is in excess of $3,500, for Plan Years beginning before August 6, 1997, or $5,000, for Plan Years beginning after August 5, 1997, unless the Participant consents to such distribution.

     8.10 DIRECT ROLLOVERS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to a eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall apply for purposes of the application of this Section:

          (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     8.11 TAX WITHHOLDING ON DISTRIBUTIONS. The Trustee or other payor of any distribution under the Plan is authorized to withhold from any distribution the amount of any tax required by law to be withheld from such distribution and to pay such amount over to the appropriate taxing authorities.

     8.12 REEMPLOYMENT OF A PARTICIPANT. In the event a Participant is reemployed by the Employer prior to incurring five (5) consecutive one-year periods of severance and the Participant had previously received a lump sum distribution of his Accounts representing less than a one hundred percent (100%) interest in all such Accounts, the Participant shall have the right to pay back the amount of his lump sum distribution, and thus be entitled to a restoration of his forfeitures in accordance with the procedures established in Section 7.4. Such repayment shall be made not later than the earlier of five (5) consecutive periods of severance or five (5) years from the date the Participant is reemployed.


                                   ARTICLE IX

                              INVESTMENT DISCRETION

     9.1 DIRECTED INVESTMENT ACCOUNTS
          (a) The Company may establish separate investment funds (including a Company stock fund) in which the assets of the Trust will be held. Upon such establishment, the Trustee shall, if the Plan Administrator so directs, and in accordance with the Trust Agreement, permit the Participants to direct the Trustee as to the investment of all or a portion of their Accrued Benefit. If such authorization is given by the Plan Administrator, Participants may, subject to a procedure established and applied in a uniform and nondiscriminatory manner, direct the Trustee to invest their Accrued Benefit in a specific investment fund or funds. To the extent so directed, and as permitted by law, the Trustee and the Plan Administrator shall be relieved of their fiduciary responsibilities under Section 404 of ERISA. That portion of the accounts of any Participant so directed will thereupon be considered a "Directed Investment Account," which shall not share in Trust Fund earnings nor be taken into consideration for purposes of Section 6.1. In lieu thereof, the Trustee shall, following the end of each Valuation Date, value all assets of the Trust Fund, allocate net gains or losses, and process additions to and withdrawals from Participants' accounts in the following manner:

               (i) The Trustee shall first compute the fair market value of securities and/or the other assets comprising each investment fund. Each account shall be adjusted each business day by applying the closing market price of the investment fund on the current business day to the share/unit balance of the investment fund as of the close of business on the current business day.

               (ii) The Trustee then shall account for any requests of additions or withdrawals made to or from a specific designated investment fund by any Participant, including allocations of contributions. In completing the valuation procedure described above, such adjustments in the amounts credited to such accounts shall be made on the business day to which the investment activity relates. Contributions received by the Trustee pursuant to the Plan shall not be taken into account until the Valuation Date coinciding with or next following the date such contribution was both actually paid to the Trustee and allocated among the accounts of the Participants.

               (iii) Notwithstanding paragraphs (i) and (ii) above, if a pooled investment fund is created as a designated fund for Participants, valuation of the pooled investment fund and allocation of earnings of the pooled investment fund shall be governed by any agreement of such pooled investment fund. The provisions of any agreement shall be incorporated by reference in this Section 9.1.

                    It is intended that this Section 9.1 operate to distribute among each Participant all income of the Trust Fund and changes in the value of the assets of the Trust Fund.

               (b) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between a Participant's regular account, if any, and his Directed Investment Account shall be charged and credited as the case may be to each account.

               (c) All investments, including that of any common stock, shall be held in the name of the Trustee or one or more of its nominees as provided in the Trust Agreement.

               (d) Each Participant shall file an investment election with, and on a form or in the manner provided by, the Plan Administrator at the time he becomes a Participant in the Plan. A Participant may change his investment fund elections regarding existing accounts and future contributions pursuant to procedures established by the Plan Administrator, which may include daily trading via the Trustee's telephonic toll-free system. A Participant also may transfer amounts attributable to prior contributions among the investment funds pursuant to such procedures. All investments and changes must be made in multiples of one percent (1%), or, for purposes of transfers only, in multiples of one dollar ($1.00) (with minimum transfers to be equal to the lesser of $250 or 100% of a fund account). Elections shall become effective as soon as practicable after receipt by the Plan Administrator, subject to such limitations and restrictions as the Plan Administrator may, from time to time, establish.

               (e) If no election form has been executed by the Participant for his Directed Investment Account, his entire Accrued Benefit shall be invested by the Trustee pursuant to the Trust Agreement.


                                    ARTICLE X

                                 ADMINISTRATION

     10.1 APPOINTMENT OF COMMITTEE. The Company may appoint at least five (5) individuals to serve as the Committee responsible for administering the Plan. These individuals may, but need not be, Employees of the Company. A Committee member shall continue to serve as such until his death, resignation or incapability, or until he shall be removed by Company. Such removal shall become effective upon delivery to the Committee member of written notice to that effect. Any Committee member may resign and such resignation shall become effective thirty (30) days after delivery of a notice thereof to the Company, or sooner, if designated by the Company. In the event of the death, resignation or removal of any Committee member, the Company shall appoint a successor Committee member.

     10.2 COMMITTEE RIGHTS. The Committee shall have the following powers, rights, and duties in addition to those given it elsewhere in the Plan:

          (a) To select a secretary, if it believes it advisable, who may, but need not be, an Employee of the Company;

          (b) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants and their Beneficiaries, or the amount in their accounts under the Plan, and to remedy ambiguities, inconsistencies or omissions;

          (c) To adopt such rules and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan, provided such rules and regulations are consistent with the Plan;

          (d) To enforce the Plan and the rules and regulations, if any, adopted by the Committee;

          (e)  To direct the Trustees as respects payments under the Plan;

          (f) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan; and

          (g) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

     10.3 RESPONSIBILITY OF COMMITTEE. In the execution of its duties according to Section 10.2, the Committee shall, to the best of its ability, discharge its duties:

          (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

          (b) For the exclusive purpose of defraying reasonable expenses for the administration of this Plan;

          (c) With the care, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims; and

          (d) Solely in the interest of Participants and their Beneficiaries in accordance with the provisions of Title I of the Employee Retirement Income Security Act of 1974.

     10.4 CLAIMS PROCEDURE. Each Employee, Participant, or Beneficiary shall submit his claim for benefits to the Committee in writing in such a form as is permitted by the Committee. A Participant or Beneficiary shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under this Article.

     When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred eighty (180) days after the date on which the claim was filed). A claimant shall be given a written notice on which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

     If a claim is denied in whole or in part, the claimant shall have the right to request that the Committee review the denial, provided that the claimant files a written request for review with the Committee within sixty (60) days after the date on which the claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

     10.5 RULES GOVERNING COMMITTEE ACTION. In the administration of the Plan, the following provisions shall apply where the context permits:

          (a) A Committee member may delegate in writing any or all of his rights, powers, duties, and discretions to any other member, with the consent of the latter.

          (b) The Committee members may act by meeting or by written statement without meeting, and may sign any document on behalf of the Committee by signing one document or by signing concurrent documents.

          (c) An action or a decision of a majority of Committee members as to a matter shall be effective as if taken or made by all Committee members.

          (d) If a Committee member is also a Participant in the Plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him, or the amount or nature of his benefits with him.

          (e) If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, the Company shall decide the matter.

          (f) The certificate of the majority of the Committee members or any person the Committee may authorize to act on their behalf as to any action the Committee has taken as authorized shall be conclusive in favor of any person relying on the certificate.

     10.6 REIMBURSEMENT. The Committee members shall be reimbursed for expenses reasonably incurred, but no compensation shall be paid to any Committee member as such.

     10.7 FIDUCIARY DESIGNATION. The Company and the members of the Committee are hereby designated as "named fiduciaries" within the meaning of Section 402(a) of the Employee Retirement Income Security Act, with respect to the operation and administration of the Plan. The Trustees, the Company, and the Committee are hereby designated as "named fiduciaries" of the Plan with respect to control and management of the assets of the Plan, except as it relates to individual investment elections under Article IX. Each named fiduciary may establish procedures for the allocation of its fiduciary responsibilities among its members and the designation of persons other than the named fiduciaries to carry out its fiduciary responsibilities. In addition, the Company or the Trustees may appoint as investment manager of all or any portion of the assets of the Fund, one or more banks, investment advisers registered under the Investment Advisers Act of 1940 or insurance companies qualified under the laws of more than one state to manage assets of the Fund. Each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan, and to the maximum extent allowable under ERISA, may rely upon the directions, information or actions of any other named fiduciary as being proper under the Plan and shall not guaranty the Trust and assets of the Trust in any manner against investment loss or depreciation in asset value.

     10.8 MISSING PARTICIPANTS. Subject to all applicable laws relating to unclaimed property, if the Plan Administrator mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that he is entitled to a distribution hereunder, and if the notification is returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated, and if the Plan Administrator has no knowledge of such Participant's or Beneficiary's whereabouts within three (3) years from the date the notification was mailed, or if within three (3) years from the date the notification was mailed to the Participant or Beneficiary, he does not respond thereto by informing the Plan Administrator of his whereabouts, then, and in either of those events, upon the Valuation Date coincident with or next succeeding the third anniversary of the mailing of the notification, the then undistributed Accrued Benefit shall serve to reduce the Matching Contribution, if any, on that Valuation Date or any subsequent Valuation Date; provided, however, that such amounts shall be reinstated to the proper Participant Accounts upon a valid claim therefor by the proper Participant or Beneficiary.


                                   ARTICLE XI

                          AMENDMENTS AND DISCONTINUANCE

     11.1 AMENDMENT OF PLAN. The provisions of this Plan may be amended at any time and from time-to-time by the Board of Directors of the Company, provided that no amendment:

          (a) shall cause or permit any part of the Fund to revert to or become the property of the Company or to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries hereunder, except as provided in Section 4.8;

          (b) shall increase the duties or liabilities of the Committee without its written consent; or

          (c) shall cause the Accrued Benefit of any Participant to be decreased unless authority to decrease such Accrued Benefit is applied for and specifically granted by the Secretary of Labor.

     11.2 RIGHT TO TERMINATE. Although the Company expects to maintain this Plan indefinitely as a continuing program, the right to terminate the provision of benefits hereunder is unconditionally reserved by the Board of Directors of the Company.

     11.3 MERGER OR CONSOLIDATION. In the event of any merger or consolidation of the Plan with any other plan, or the proposed transfer of assets or liabilities, in whole or in part, of the Fund to any other fund, the assets of the Fund shall be transferred to the other fund only if:

          (a) the other fund is maintained or established for the benefit of some or all of the Participants of this Plan;

          (b) each Participant of this Plan would be entitled to receive a benefit from the other plan immediately after the date of the merger, consolidation or transfer, if the other plan then terminated, which is not less than the benefit the Participant was entitled to receive under the provisions of Section 11.5 of this Plan, if this Plan had been terminated on the date of the merger, consolidation, or transfer;

          (c) resolutions of the Board of Directors of the Company and the board of directors of any new or successor company under the other plan authorize such transfer of assets; and, in the case of the new or successor company, its resolution includes an assumption of liabilities with respect to those Participants who, as a result of the merger, consolidation or transfer, are participants under the new or successor company's plan; and

          (d) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

     11.4 DISCONTINUANCE OF PLAN UPON DISSOLUTION. In the event the Company is legally dissolved or liquidated by any procedure other than by consolidation, merger or sale of substantially all of its assets, this Plan shall automatically be terminated and the Fund disposed of as hereinafter provided.

     11.5 DISTRIBUTION OF FUND ON DISCONTINUANCE OF THE PLAN. In the event this Plan shall be completely or partially terminated for any reason, or the contributions are permanently suspended, the Company shall, after the Fund has been evaluated and all expenses are paid, determine or cause to be determined the respective interests of the Participants, Former Participants and Beneficiaries affected by the Plan termination and shall authorize and direct the Trustees to pay out such respective interests in cash or in kind to the Participants, Former Participants and Beneficiaries within a reasonable period of time after the date of such termination. There shall be full vesting in the accounts of all affected Participants at the time of the complete or partial termination of the Plan or if contributions are permanently suspended, and such accounts shall be nonforfeitable. No Participant herein who has not yet reached his Normal Retirement Date shall receive a lump sum distribution in excess of $5,000 without the written consent of the Participant.

     11.6 RIGHTS AGAINST COMPANY. Neither the establishment of the Plan, nor the payments of any benefits hereunder shall be construed as giving to any Participant or any person whomsoever any legal or equitable rights against the Company, an Employer, or the officers, directors or shareholders of the Company or an Employer as such. All benefits payable under the Plan shall be paid or provided for solely from the Fund, and the Company or appropriate Employer shall have no liability or responsibility other than to make contributions to such Fund as herein provided.


                                   ARTICLE XII

                              TOP-HEAVY PROVISIONS

     12.1 TOP-HEAVY PLAN. In accordance with Section 416 of the Code, the Top-Heavy provisions as outlined in this Article XII shall come into effect for any Plan Year in which this Plan is a Top-Heavy Plan, notwithstanding any contrary provisions in any other Article of this Plan. If this Plan is not Top-Heavy, then the provisions of this Article should have no force and effect.

     12.2 MINIMUM VESTING. If this Plan is considered a Top-Heavy Plan, then the following vesting schedule will take effect in lieu of the schedule set forth in
Section 7.2(c):

          Years of Vesting Service           Vesting Percentage
          ------------------------           ------------------
          Less than 2                                  0%
          2 but less than 3                           20%
          3 but less than 4                           50%
          4 but less than 5                           75%
          5 or more                                  100%

     The schedule set forth herein shall continue to be in effect until such time that the Plan ceases to be a Top-Heavy Plan, in which event, the provisions of Sections 7.2(c) and 12.5 shall apply. Such schedule shall not apply to Participants who do not complete at least one Hour of Service after the Plan becomes a Top-Heavy Plan.

     12.3 COMPENSATION LIMIT. For any Plan Year in which this Plan is considered a Top-Heavy Plan, the Compensation taken into account for that Plan Year on behalf of any Employee shall be limited to a maximum of $200,000 (as adjusted in accordance with regulations adopted by the Secretary of the Treasury).

     12.4 MINIMUM CONTRIBUTION. For any Plan Year in which this Plan is considered a Top Heavy Plan, notwithstanding the contribution allocation procedures outlined in Section 6.1, any Participant who is not a Key Employee and who is not a participant in any defined benefit plan maintained by the Company shall have a minimum amount allocated to his Matching Contribution Account. Such minimum shall be equal to the lesser of three percent (3%) of such Participant's compensation, which shall include base pay or salary, overtime, bonuses, commissions and any other form of remuneration included in Section 1.415-2 of the Income Tax Regulations, or the highest amount allocated to a Key Employee's Matching Contribution Account, expressed as a percent of compensation for the Plan Year as aforesaid. Any required additional contributions hereunder shall be made by the Company. For Participants who are not Key Employees and who also are participants in any defined benefit plan maintained by the Company, the minimum benefit required under the defined benefit plan shall apply in lieu of the minimum contribution hereunder.

     12.5 ANTI-CUTBACK PROVISIONS. In the event that the Top-Heavy Plan provisions come into effect, no amendment to the vesting provisions shall deprive a Participant of his nonforfeitable right accrued to the date such provisions come into effect. This requirement shall also apply to any amendment to the vesting provisions made as a result of a Top-Heavy Plan ceasing to be a Top-Heavy Plan. Upon any amendment to the vesting provisions, each Participant with at least two (2) years of vesting Service with an Employer may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. Each Participant so entitled shall be given a period of not less than sixty (60) days following the latest of the effective date of the amendment or the date written notice of said amendment is furnished to the Participant in which he may make the election outlined herein. Such election shall be made in writing to the Committee.

     12.6 AGGREGATION RULES. Notwithstanding anything to the contrary herein, this Plan shall not be considered a Top-Heavy Plan if it is part of either a "required aggregation group" or a "permissive aggregation group" and such aggregation group is not top-heavy. An aggregation group will be considered top-heavy if the sum of the present value of accrued benefits and account balances of Key Employees is more than sixty percent (60%) of the sum of the present value of accrued benefits and account balances for all Employees.

     The "required aggregation group" of a company includes (a) each plan of a company in which a Key Employee participates, (b) each other plan of the company that enables a plan covering a Key Employee to meet the nondiscrimination requirements of Code Sections 401(a)(4) and 410, and (c) each plan or a company which has been terminated in the five (5) Plan Years immediately preceding the determination date. Each plan in a required aggregation group will be top-heavy if the group is top-heavy. No plan in a required aggregation group will be top-heavy if the group is not top-heavy.

     A "permissive aggregation group" consists of plans that are required to be aggregated plus one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, all of which, when taken together, meet the requirements of Code Sections 401(a)(4) or 410. If a permissive aggregation group is top-heavy, only those plans that are part of an underlying top-heavy required aggregation group are top-heavy. No plan in a permissive aggregation group will be top-heavy if the group is not top-heavy.

                                  ARTICLE XIII

                                TRUST PROVISIONS

     The Trust provisions under the Plan are governed by the Trust Agreement entered into by and between Fidelity Management Trust Company and Information Resources, Inc., which Trust Agreement forms an integral part of this Plan, or any successor Trust Agreement thereto.


                                   ARTICLE XIV

                     ADOPTION BY SUBSIDIARIES AND AFFILIATES

     14.1 ADOPTION BY SUBSIDIARIES AND AFFILIATES. Any employer which is a subsidiary or affiliate of the Company may adopt the Plan by instrument to that effect, and thereafter, if such adoption is consented to by the Board of Directors of the Company, such employer shall be treated as an Employer under the Plan.

     14.2 DELEGATION OF AUTHORITY. Each such adopting employer hereby irrevocably grants to the Committee full and exclusive authority to exercise all of the powers conferred on the Company by the terms of the Plan and to take or refrain from taking any and all action which such employer might otherwise take or refrain from taking with respect to the Plan, including the exclusive power to amend or terminate the Plan, to appoint the Committee and Trustees, and to exercise, enforce or waive any rights whatsoever which such employer might otherwise have with respect to the Plan, and each such employer, by adopting the Plan, irrevocably appoints the Committee as its agent for those purposes.


                                   ARTICLE XV

                                      LOANS

     15.1 LOANS TO PARTICIPANTS. Upon application by an Employee who is a Participant or any other party-in-interest, as defined in Section 3(14) of ERISA, the Trustee may lend such Employee or other party-in-interest an amount such that the aggregate of all of his outstanding loans under this Plan and all other plans maintained by the Company does not exceed the lesser of: (1) fifty thousand dollars ($50,000) (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan and all other plans maintained by the Company during the one (1) year period ending on the day before the date on which such loan is made over (B) the outstanding balance of loans from the Plan and all other plans maintained by the Company on the date on which such loan is made); or (2) an amount which does not exceed one-half (1/2) of the vested interest of his Accrued Benefit, if any, under the Plan as of the date on which the loan is approved. All loans shall follow a uniform, nondiscriminatory policy. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

     In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

          (a) An application for a loan by an Employee or other party-in-interest shall be made in writing to the Plan Administrator, whose action thereon shall be final. The Plan Administrator shall specify the form of the application and any supporting data required.

          (b) The period of repayment for any loan shall be five (5) years, unless the loan is used to acquire a dwelling unit which within a reasonable time shall be used as the principal residence of the Employee or other party-in-interest, in which case the period of repayment shall be determined by the Plan Administrator but shall not be greater than twenty (20) years. Loans shall be repayable in substantially equal amortized installments of both principal and interest payable not less frequently than quarterly. Loans to Employees shall be repaid through automatic payroll deduction, and for parties-in-interest who are not Employees, on such other terms and conditions as the Plan Administrator deems appropriate. To the extent that such loan is unpaid at the time a distribution of such Participant's Accrued Benefit becomes payable, such unpaid amount shall be deducted from the amount otherwise payable from his Accrued Benefit. Notwithstanding the foregoing, no unpaid amount shall be deducted from the amount otherwise payable from the Accrued Benefit of any Participant who (1) becomes a Transferred Participant (as defined in Section 7.2(e)); (2) elects pursuant to Section 8.10 of this Plan to designate a direct rollover of his account balance in the Plan, including the outstanding loan note, to a qualified retirement plan maintained by Mosaic InfoForce, L.P. (the "Mosaic Plan"); (3) acknowledges the Mosaic Plan as the new obligee of the loan note involved in the direct rollover; and (4) accepts that the Mosaic Plan will administer the outstanding loan balance of the Participant pursuant to and in accordance with the same terms and conditions to which the loan note was subject prior to the direct rollover, until such outstanding loan note is satisfied. Any loan described in this Section 15.1 shall be considered an investment of the account from which it was borrowed. Such account shall not share in the allocation of earnings under the Plan to the extent of such loan.

          (c) Each loan shall bear interest at a rate which is the rate being charged by the area banking businesses for similar well-secured loans.

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
          (d) Each loan shall be supported by collateral equal to no more than fifty percent (50%) of the Employee's or other party-in-interest's entire vested interest in the Trust. A loan also shall be supported by the Employee's or other party-in-interest's promissory note for the amount of the loan, including interest, payable to the order of the Trustee. The promissory note shall require that the unpaid principal and interest will become due and payable if a loan payment is not made by the last day of the calendar year quarter following the calendar year quarter in which the installment was due and owing. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

          (e) Each loan shall be in an amount not less than one thousand dollars ($1,000.00) and shall be made in increments of not less than ten dollars ($10.00). No more than one (1) loan may be outstanding at any one time.

          (f)  Each loan shall be for a period of not less than six (6) months.

15.2 UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994. Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).


                                   ARTICLE XVI

                                  MISCELLANEOUS

     16.1 INFORMATION TO BE FURNISHED BY PARTICIPANTS. Participants must furnish to the Committee such evidence, data or information as the Committee considers necessary to carry out the Plan. The benefits of the Plan for each person are on the condition that they furnish prompt, true and complete evidence, data and information requested by the Committee.

     16.2 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties. Any notice required under the Plan may be waived by the person entitled to such notice, provided that all Participants similarly situated are treated uniformly.

     16.3 EMPLOYMENT RIGHTS. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of an Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

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
     16.4 NONALIENATION OF BENEFITS. No benefits payable under the Plan shall be subject in any manner to attachment, anticipation, alienation, sale, transfer, pledge, encumbrance or charge, and any attempt to so attach, anticipate, alienate, sell transfer, pledge, encumber or charge shall not be recognized. No benefit payable under the Plan shall be subject in any manner to the debts, contract, liabilities, engagements, or torts of any person, except as may be required by law; provided, however, that notwithstanding anything to the contrary specified herein, this Plan shall comply with any order or requirement to pay under any judgment rendered pursuant to Code Section 401(a)(13)(C) or any such successor Code Section.

     Notwithstanding anything to the contrary specified herein, in the case of a qualified domestic relations order as defined in Section 414(p) of the Code, the Committee shall adopt such procedures and comply with such order in accordance with the provisions of Section 414(p) of the Code. If a qualified domestic relations order requires that payment be made to an alternate payee prior to the date of the Participant's "earliest retirement age" as defined in Section 414(p)(4)(B) of the Code and Section 206(d)(3)(E)(ii) of ERISA, a distribution may be made out of the Plan to such alternate payee in accordance with the terms of the qualified domestic relations order.

     16.5 QUALIFICATION. The Company shall apply for a ruling by the United States Treasury Department that the Plan is qualified under Section 401(a) and 401(k) and that the fund is exempt from Federal income taxation under Section 501(a) of the Code. Any modification or amendment of the Plan may be retroactive, as necessary or appropriate, to maintain such qualification and exemption.

     16.6 TERMINOLOGY. Except as otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and the neuter, and the definition of any term in the singular may include the plural.

     16.7 APPLICABLE LAWS. Subject to the provisions of ERISA, the Plan shall be construed, administered and governed under and by the laws of the State of Illinois.

     16.8 CONTEXT TO CONTROL. The headings of the sections are included solely for convenience of reference, and if there is any conflict between headings and the text of this Plan, the text shall control.

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
     IN WITNESS WHEREOF, Information Resources, Inc. has caused this Amended and Restated Plan to be executed by its Chief Executive Officer thereunto duly authorized as of this 17th day of August, 2000.



                                            Information Resources, Inc.



                                            By:
                                               ---------------------------------
                                            Its Chief Executive Officer

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